Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2019 Second Quarter Results
Richmond, VA, August 1, 2019 - Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $13.8 million, $0.63 per diluted share, for the second quarter of 2019 compared to $10.1 million, $0.47 per diluted share, for the second quarter of 2018. Net income was $32.5 million, $1.49 per diluted share, for the first half of 2019 compared to $17.4 million, $0.80 per diluted share, for the first half of 2018.
Net operating earnings(1) were $12.4 million, $0.57 per diluted share, for the second quarter of 2019 compared to $9.9 million, $0.46 per diluted share, for the second quarter of 2018. Net operating earnings(1) were $26.3 million, $1.21 per diluted share, for the first half of 2019 compared to $18.1 million, $0.83 per diluted share, for the first half of 2018.
Highlights for the second quarter and first half of 2019 included:

•	Net income increased by 36.1% compared to the second quarter of 2018

•	Net operating earnings(1) increased by 25.7% compared to the second quarter of 2018

•	35.7% growth in gross written premiums to $94.9 million compared to the second quarter of 2018

•	27.1% increase in net investment income to $4.8 million compared to the second quarter of 2018

•	Underwriting income(1) of $10.1 million in the second quarter of 2019, resulting in a combined ratio of 84.8%

•	18.4% annualized operating return on equity(1) for the six months ended June 30, 2019

(1) See discussion of "Non-GAAP Financial Measures" below.
"The steadily improving E&S trading environment combined with Kinsale's differentiated business model resulted in the strong 36% top line growth for the quarter. With disciplined underwriting and expense control, we achieved a combined ratio of just under 85% for the quarter and an annualized operating return on equity of over 18% for the first six months of 2019. Given recent improvements in the pricing environment and growth trends, we are monitoring our capital levels to ensure that we are well positioned to take advantage of these opportunities should market conditions continue to support our growth prospects,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $94.9 million for the three months ended June 30, 2019 compared to $70.0 million for the three months ended June 30, 2018, an increase of 35.7%. Gross written premiums were $179.6 million for the six months ended June 30, 2019 compared to $133.8 million for the six months ended June 30, 2018, an increase of 34.2%. The increase in gross written premiums during the second quarter and first half of 2019 over the same periods last year was due to a combination of factors including higher submission activity from brokers, a favorable E&S market and rate increases on new and renewal policies.
Underwriting income(2) was $10.1 million, resulting in a combined ratio of 84.8%, for the second quarter of 2019, compared to $8.4 million, and a combined ratio of 83.5% for the same period last year. The increase in underwriting income(2) for the second quarter of 2019 was due primarily to premium growth quarter over quarter. Loss and expense ratios were 59.9% and 24.9%, respectively, for the three months ended June 30, 2019 compared to 58.9% and 24.6% for the three months ended June 30, 2018. Results for the second quarters of 2019 and 2018 included favorable development on loss reserves from prior accident years of $1.4 million, or 2.2 points, and $2.2 million, or 4.4 points, respectively.
Underwriting income(2) was $22.2 million, resulting in a combined ratio of 82.6%, for the six months ended June 30, 2019, compared to $15.2 million, and a combined ratio of 84.7% for the same period last year. The increase in underwriting income(2) for the first half of 2019 was due primarily to premium growth period over period and higher favorable development on loss reserves from prior accident years. Loss and expense ratios were 57.5% and 25.1%, respectively, for the six months ended June 30, 2019 compared to 59.5% and 25.2% for the six months ended June 30, 2018. Results for the six months ended June 30, 2019 and 2018 included favorable development on loss reserves from prior accident years of $7.8 million, or 6.1 points, and $3.5 million, or 3.6 points, respectively.
Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2019 and 2018 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands)
Gross written premiums	$94,947	$69,981	$179,573	$133,828
Ceded written premiums	(12,260)	(9,090)	(23,819)	(17,846)
Net written premiums	$82,687	$60,891	$155,754	$115,982

Net earned premiums	$66,087	$50,893	$127,578	$98,954
Losses and loss adjustment expenses	39,579	29,967	73,311	58,866
Underwriting, acquisition and insurance expenses	16,437	12,519	32,053	24,917
Underwriting income(2)	$10,071	$8,407	$22,214	$15,171

Loss ratio	59.9%	58.9%	57.5%	59.5%
Expense ratio	24.9%	24.6%	25.1%	25.2%
Combined ratio	84.8%	83.5%	82.6%	84.7%

Annualized return on equity(3)	18.5%	16.6%	22.7%	14.3%
Annualized operating return on equity(4)	16.7%	16.2%	18.4%	14.9%

(2)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(3)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending total stockholders’ equity during the period.

(4)
Annualized operating return on equity is a non-GAAP financial measure. We define operating return on equity as net operating earnings expressed as a percentage of average beginning and ending total stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$40,360	61.1%	$32,050	63.0%
Current accident year - catastrophe losses	639	1.0%	156	0.3%
Effect of prior accident year development	(1,420)	(2.2)%	(2,239)	(4.4)%
Total	$39,579	59.9%	$29,967	58.9%

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$80,458	63.1%	$62,233	62.9%
Current accident year - catastrophe losses	669	0.5%	156	0.2%
Effect of prior accident year development	(7,816)	(6.1)%	(3,523)	(3.6)%
Total	$73,311	57.5%	$58,866	59.5%

Investment Results
The Company’s net investment income was $4.8 million in the second quarter of 2019 compared to $3.8 million in the second quarter of 2018, an increase of 27.1%. Net investment income was $9.3 million in the first half of 2019 compared to $7.0 million in the first half of 2018, an increase of 32.9%. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return(5) of 3.2% for the six months ended June 30, 2019 compared to 2.9% for the six months ended June 30, 2018. Funds are generally invested conservatively in high quality securities, including government agency, asset and mortgage-backed securities, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.9 years at June 30, 2019 and December 31, 2018. Cash and invested assets totaled $734.1 million at June 30, 2019 compared to $643.1 million at December 31, 2018.

(5)
Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of average beginning and ending balances of those investments during the period.

Other
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s available-for-sale investments, was $20.3 million for the second quarter of 2019 compared to $9.1 million for the second quarter of June 30, 2018. Total comprehensive income was $45.8 million for the first half of 2019 compared to $11.5 million for the first half of 2018. The increase in total comprehensive income was due to an increase in the fair value of Company's fixed-maturity investments.
Stockholders' equity was $307.9 million at June 30, 2019, compared to $264.0 million at December 31, 2018. Annualized operating return on equity was 18.4% for the first six months of 2019, an increase from 14.9% for the first six months of 2018, which was attributable to growth in the business year over year, favorable development on loss reserves from prior accident years and an increase in the fair value of the Company's equity investment portfolio.
The effective tax rates for the six months ended June 30, 2019 and 2018 were 17.4% and 18.2%. The effective tax rates were lower than the federal statutory rate of 21% largely due to the tax benefits from the exercise of stock options and tax-exempt interest income on certain tax-advantaged investments.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of net unrealized gains and losses on equity securities, after taxes, and net realized gains and losses on investments, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three and six months ended June 30, 2019 and 2018, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands, except per share data)
Net operating earnings:
Net income	$13,767	$10,112	$32,487	$17,399
Net unrealized (gains) losses on equity securities, after taxes	(1,508)	(74)	(6,165)	936
Net realized losses (gains) on investments, after taxes	186	(137)	(36)	(226)
Net operating earnings	$12,445	$9,901	$26,286	$18,109

Diluted operating earnings per share:
Diluted earnings per share	$0.63	$0.47	$1.49	$0.80
Net unrealized (gains) losses on equity securities, after taxes, per share	(0.07)	—	(0.28)	0.04
Net realized losses (gains) on investments, after taxes, per share	0.01	(0.01)	—	(0.01)
Diluted operating earnings per share	$0.57	$0.46	$1.21	$0.83

Operating return on equity:
Average equity(1)	$298,398	$243,898	$285,947	$243,067
Annualized return on equity(2)	18.5%	16.6%	22.7%	14.3%
Annualized operating return on equity(3)	16.7%	16.2%	18.4%	14.9%

(1)	Computed by adding the total equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.

(2)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average total stockholders’ equity during the period.

(3)	Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average total stockholders’ equity during the period.

Underwriting Income
Underwriting income is defined as net income excluding net investment income, net unrealized gains and losses on equity securities, net realized gains and losses on investments, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and six months ended June 30, 2019 and 2018, net income reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Net income	$13,767	$10,112	$32,487	$17,399
Income tax expense	2,768	2,349	6,849	3,877
Income before income taxes	16,535	12,461	39,336	21,276
Other expenses	21	—	57	14
Net investment income	(4,806)	(3,782)	(9,321)	(7,011)
Net unrealized (gains) losses on equity securities	(1,909)	(94)	(7,804)	1,185
Net realized investment losses (gains)	235	(174)	(45)	(286)
Other income	(5)	(4)	(9)	(7)
Underwriting income	$10,071	$8,407	$22,214	$15,171

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, August 2, 2019, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 9782436, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on October 1, 2019.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	(in thousands, except per share data)
Gross written premiums	$94,947	$69,981	$179,573	$133,828
Ceded written premiums	(12,260)	(9,090)	(23,819)	(17,846)
Net written premiums	82,687	60,891	155,754	115,982
Change in unearned premiums	(16,600)	(9,998)	(28,176)	(17,028)
Net earned premiums	66,087	50,893	127,578	98,954

Net investment income	4,806	3,782	9,321	7,011
Net unrealized gains (losses) on equity securities	1,909	94	7,804	(1,185)
Net realized (losses) investment gains	(235)	174	45	286
Other income	5	4	9	7
Total revenues	72,572	54,947	144,757	105,073

Expenses
Losses and loss adjustment expenses	39,579	29,967	73,311	58,866
Underwriting, acquisition and insurance expenses	16,437	12,519	32,053	24,917
Other expenses	21	—	57	14
Total expenses	56,037	42,486	105,421	83,797
Income before income taxes	16,535	12,461	39,336	21,276
Total income tax expense	2,768	2,349	6,849	3,877
Net income	13,767	10,112	32,487	17,399

Other comprehensive income
Change in unrealized gains (losses) on available-for-sale investments, net of taxes	6,555	(1,016)	13,335	(5,872)
Total comprehensive income	$20,322	$9,096	$45,822	$11,527

Earnings per share:
Earnings per share - basic	$0.65	$0.48	$1.53	$0.83
Earnings per share - diluted	$0.63	$0.47	$1.49	$0.80

Weighted-average shares outstanding:
Weighted-average shares outstanding - basic	21,210	21,070	21,190	21,058
Weighted-average shares outstanding - diluted	21,832	21,666	21,803	21,648

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$590,077	$510,251
Equity securities at fair value	65,910	57,711
Total investments	655,987	567,962

Cash and cash equivalents	78,131	75,089
Investment income due and accrued	3,972	3,783
Premiums receivable, net	34,150	24,253
Reinsurance recoverable	65,937	56,788
Ceded unearned premiums	17,397	16,072
Deferred policy acquisition costs, net of ceding commissions	18,652	14,801
Intangible assets	3,538	3,538
Deferred income tax asset, net	6,068	7,176
Other assets	10,974	3,601
Total assets	$894,806	$773,063

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$407,433	$369,152
Unearned premiums	157,752	128,250
Payable to reinsurers	6,769	4,565
Accounts payable and accrued expenses	7,655	7,090
Other liabilities	7,290	20
Total liabilities	586,899	509,077

Stockholders' equity	307,907	263,986
Total liabilities and stockholders' equity	$894,806	$773,063